UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 21, 2017

PAYMEON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53574	20-4959207
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

2599 North Federal Highway, Fort Lauderdale, Florida  33305

(Address of principal executive offices) (Zip Code)

954-565-0562

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENRTY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective February 21, 2017, the Company entered into and completed a membership interest purchase agreement to acquire 100.0% of the membership interests of Rockstar Acquisitions, LLC (“Rockstar”).  Rockstar was organized under the laws of the State of Florida in November 2016. Rockstar leverages its licensed intellectual property, technology and processes to produce Basalt Fiber Reinforced Polymer products that are used as replacements for steel products that reinforce concrete such as rebar.  Our Chairman and CEO, Edward A. Cespedes and our Director and largest individual shareholder, Vincent L. Celentano, are the Managing Members of Rockstar.  In consideration of the acquisition of all of the issued and outstanding membership interests of Rockstar, the Company issued an aggregate of 95,500,000 restricted shares of its common stock to the members of Rockstar.  For accounting purposes the transactions are recorded at their historical cost.

ITEM 2.01

COMPLETION OF AN ACQUISITION OR DISPOSITION OF ASSETS

The information provided under Item 1.01 is incorporated herein by reference.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 1.01 above, the Company issued 95,500,000 shares of common stock to the members of Rockstar Acquisitions, LLC in consideration of the acquisition of 100% of the membership interests of Rockstar Acquisitions, LLC.  The shares of common stock were issued under the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The shares contain a legend restricting transferability absent registration or applicable exemption. Following these transactions, on February 21, 2017, the Company has issued and outstanding approximately 113,267,722 shares of common stock.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

Exhibit No.	Description

10.1	Rockstar Membership Interest Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAYMEON, INC.

/s/ Edward Cespedes
Edward Cespedes
Chief Executive Officer
February 22, 2017